Exhibit 3.2.49

KEN HECHLER Secretary of State State Capitol, Suite 139-W 1900 Kanawha Blvd. E. Charleston, WV 25305-0770 Hrs: 8:30 am – 4:30 pm ET FILE TWO ORIGINALS	[Seal] WEST VIRGINIA ARTICLES OF INCORPORATION	Penney Barker, Supervisor Corporations Division Tel: (304) 558-8000 Fax: (304) 558-0900 wvsos@secretary.state.wv.us www.state.wv.us/sos/ CTRL # 3 6 9 6 2

We, the undersigned, acting as incorporators according to West Virginia Code §31-1-27, adopt the following Articles of Incorporation for a West Virginia Domestic Corporation, which shall be perpetual:

1. The name of the West Virginia corporation shall be:

[The name must contain one of the words ‘corporation’, ‘company’, ‘incorporated’, ‘limited’, or an abbreviation of one of those words. WV Code §31-1-11]		Wheeling Treatment Center, Inc. c/o National Specialty Clinics, Inc.

2. The physical address (not a PO box) of the principal office of the corporation will be:	Street:	Falls School Business Center 1130 8th Avenue South, Suite 308
located in the County of:	City/State/Zip:	Nashville, Tennessee 37203
	County:	Davidson County
The mailing address of the above location, if different, will be:	Street/Box:

City/State/Zip:

3. The physical address (not a PO box) of the principal place of business in West Virginia of the corporation will be:	Street: City/State/Zip: County:	2157 Greenbrier Street Charleston WV 25311 Kanawha County

located in the County of:	Street/Box:

The mailing address of the above location, if different, will be:	City/State/Zip:

4. The name and address of the person to whom notice of process may be sent is:	Name: Street: City/State/Zip:	Corporation Service Company 1600 Laidley Tower Charleston, WV 25301

5.	This corporation is organized as: (check one below)

☐	NON-PROFIT, NON-STOCK (complete sections 7, 8, 10, 11, 12 & 13)

☒	FOR PROFIT (complete sections 6, 7, 8, 9, 10, 11, 12 & 13)

6.	FOR PROFIT ONLY:

The total value of all authorized capital stock of the corporation will be $ 25,000.

The capital stock will be divided in 1,000 shares at the par value of $ no par per share.

☐	Check here if the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series. [Additional statements are required within the articles of incorporation, and are attached.]

FORM CD-1	Issued by the Secretary of State, State Capitol, Charleston, WV 25305	Revised 5/99

WEST VIRGINIA ARTICLES OF INCORPORATION	Page 2

7.	The purposes for which this corporation is formed are as follows:

(Describe the type(s) of business activity which will be conducted, for example, “agricultural production of grain and poultry”, “construction of residential and commercial buildings”, “manufacturing of food products”, “commercial printing”, “retail grocery and sale of beer and wine”. Purposes may conclude with words “… including the transaction of any or all lawful business for which corporations may be incorporated in West Virginia.”)

Ownership and operation of a dependency treatment center, including the transaction of any and all lawful business for which corporations may be incorporated in West Virginia.

8.	The provisions for the regulation of the internal affairs of the corporation (optional, check one if applicable): [Non-profit organizations must attach statement required by IRS for 501(c) status approval.]

☒	are set forth in the bylaws of the corporation;	☐	are attached and hereby set forth in the articles of incorporation.

9.	The provisions granting, limiting or denying preemptive rights to shareholders, if any, (check if applicable):

☐	are set forth in the bylaws of the corporation;	☐	are attached and hereby set forth in the articles of incorporation.

10.	The full names and address of the incorporators, and the number of shares subscribed for by each are:

Name	Address: No. & Street / City, State, Zip	No. of Shares
Bradley J. Fauss	Alston & Bird LLP	-0-
1201 West Peachtree Street
Atlanta, Georgia 30309-3424

11.	The number of directors constituting the initial board of directors of the corporation is 2 , and the names and addresses of the persons who will serve as directors until the first annual meeting, or until their successors are elected and shall qualify are (attach additional page if necessary):

Name	Address: No. & Street / City, State, Zip	No. of Shares
See attached

12.	The names of the individuals who will have signature authority on documents filed with the Secretary of State until the names of the president and secretary are filed on the annual report are:

See attached

13.	The number of pages attached and included in these Articles is 1.

14.	ACKNOWLEDGMENT: [All incorporators must sign two originals, with names & signatures the same through the Articles. Documents with photocopied signatures cannot be accepted.]

We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this “Articles of Incorporation.” In witness whereof, we have accordingly set our hands:

Date 11/17/00	Signatures:	/s/ Bradley J. Fauss

STATE OF WEST VIRGINIA, COUNTY OF FULTON;

I, Jan R. Ezell, a Notary Public, hereby certify that Bradley J. Fauss, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me and acknowledged their signatures.

My commission expires 8/7/2001	/s/ Jan R. Ezell	,	Notary Public

ATTACHMENT

TO

WEST VIRGINIA ARTICLES OF INCORPORATION

OF

WHEELING TREATMENT CENTER, INC.

11.	The names and addresses of the persons who will serve as directors until the first annual meeting, or until their successors are elected and shall qualify are:

Name	Address No. & Street	City, State, Zip
Davis R. Gnass	c/o National Specialty Clinics, Inc. Falls School Business Center 1130 8th Avenue South Suite 308	Nashville, Tennessee 37203

Karen Krumeich	c/o National Specialty Clinics, Inc. Falls School Business Center 1130 8th Avenue South Suite 308	Nashville, Tennessee 37203

12.	The names of the individuals who will have signature authority on documents filed with the Secretary of State until the names of the president and secretary are filed on the annual report are:

Davis R. Gnass, President and Chief Executive Officer

Karen Krumeich, Chief Financial Officer, Secretary and Treasurer

David A. Boutwell, Assistant Secretary